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                                                       EXHIBIT 10(d)




                         LIMITED PARTNERSHIP AGREEMENT

                                      OF

                           EQUUS GAMING COMPANY L.P.

                        a Virginia limited partnership


     THIS AGREEMENT, dated as of the 1st day of August (the "Agreement
Date"), 1994, by and between Interstate General Company L.P. ("IGC"), a Delaware limited partnership, as General Partner and as a Limited Partner; and Interstate Business Corporation ("IBC"), a Delaware corporation, as a Limited Partner;

                             W I T N E S S E T H:

          WHEREAS, the parties hereto entered into that certain Partnership Agreement of Equus Gaming Company, dated September 17, 1993 (the "General Partnership Agreement"), for the purpose of forming a general partnership (the "Original Partnership") under the laws of the Commonwealth of Virginia to engage in the business described therein;

          WHEREAS, the General Partnership Agreement was amended by a First Amendment thereto, dated October 15, 1993, and a Second Amendment thereto, dated December 6, 1993, and was amended and restated by the Amended and Restated Partnership Agreement, dated December 29, 1993; and

          WHEREAS, IGC and IBC now desire to convert the Original Partnership into a limited partnership for the purpose of engaging in the business described herein;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1.  Reorganization of Partnership.

          The parties hereby convert the Original Partnership, as previously established by them pursuant to the General Partnership Agreement, the First and Second Amendments thereto, and the Amended and Restated Partnership Agreement, into a limited partnership (the "Partnership"). The Partnership shall be governed by the Act (as hereinafter defined), in accordance with the provisions of this Agreement. The parties hereby convert their general partnership interests in the Original Partnership into the limited and general partnership interests described in section 7 of this Agreement. The rights and liabilities of the Partners (as hereinafter defined) shall be as provided in the Act except as herein otherwise expressly provided.

2.   Name.

          2.1  The name of the Partnership is "Equus Gaming Company L.P."


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          2.2  The Partnership business shall be conducted under such names as the General Partner (as hereinafter defined) may from time to time deem necessary or advisable, provided that appropriate amendments to this Agreement and/or necessary filings under applicable assumed or fictitious name statutes are first obtained.

3.  Offices and Registered Agent.

          3.1 The registered office of the Partnership shall be located at P.O. Box 392, Middleburg, Virginia, 22117, or at such other place as the General Partner may from time to time designate by notice to the Partners.

          3.2 The Partnership may have such additional offices as the General Partner may from time to time deem necessary or advisable.

          3.3 The General Partner, in its sole and absolute discretion, may select any Person (as hereinafter defined) permitted by applicable law to act as registered agent for the Partnership in each jurisdiction in which it is necessary or appropriate for the Partnership to have a registered agent and may replace any such Person from time to time.

4.  Purpose of the Partnership.

          The purpose and business of the Partnership shall be to hold interests in Housing Development Associates S.E. ("HDA"), a Puerto Rico special partnership; to organize and hold interests in Virginia Jockey Club, Inc., a Virginia corporation, and to hold interests in other companies that have an interest in horse racing ventures; to foster the financing and development of the business of those entities in which the Partnership holds interests, and to engage in any and all activities incidental or related to the foregoing and any other activities permitted to be engaged in by a partnership organized under the Act.

5.  Term.

          The Partnership shall be of indefinite duration, but may be terminated as hereinafter provided.


6.  Certain Defined Terms.

          Certain terms used in this Agreement shall have the following meanings:

          6.1 "Act" shall mean the Virginia Revised Uniform Limited Partnership Act.

          6.2 "Agreed Value" shall mean, with respect to property, the fair market value of that property on the date it is contributed to the Partnership, as determined by the General Partner in good faith and by reasonable methods (including the employment of independent professional appraisers).

          6.3 "Agreement" shall mean this Limited Partnership Agreement of Equus Gaming Company L.P., as the same may be amended from time to time.

          6.4 "Capital Account" shall mean that certain capital account maintained by the Partnership for each Partner in its capacity as a Partner in accordance with Section 8.1 hereof.

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          6.5  "Capital Contribution" shall mean the sum of cash and the Agreed
Value of other property, if any, contributed to the Partnership by each Partner in accordance with Section 7 and otherwise. Any reference in this Agreement to the Capital Contribution of a Partner shall include the contributions to the capital of the Partnership made by any predecessor in interest of such Partner.

          6.6 "Cash Reserve" shall be any reserve fund which may be established and maintained by the General Partner, in its reasonable good faith judgment, for the conduct of the business of the Partnership, provided that such fund is in keeping with generally accepted accounting practices and never exceeds amounts reasonably necessary for anticipated debt service, future capital expenditures, repairs, replacements, taxes, contingent liabilities and the like. If the Cash Reserve is drawn down it may be replenished in accordance with the preceding limitations.

          6.7 "Code" shall mean the Internal Revenue Code of 1986, as amended (or any corresponding provision or provisions of succeeding law).

          6.8 "Fiscal Year" shall mean an annual accounting period ending December 31 of each year during the term of the Partnership; provided, however, that the last such Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Partnership is completed and ending on the date such final liquidation and termination is completed. To the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the first or final Fiscal Year to reflect that such period is less than a full calendar year period.

          6.8 "General Partnership Interest" shall mean the Partnership Interest at a General Partner held in its capacity as a General Partner.

          6.9 "Limited Partnership Interest" shall mean the Partnership Interest of a Partner held in its capacity as a Limited Partner.

          6.10 "Partner" shall mean IGC and IBC and any Person who becomes a substitute Partner pursuant to Section 11 hereof. "General Partner" shall mean any Person (i) who is identified as such in the first sentence of this Agreement and any other person or entity that has become a General Partner pursuant to the terms of this Agreement, and (ii) who has not, at any given time, ceased to be a General Partner pursuant to the terms of this Agreement. "Limited Partner" shall mean any person (I) who is identified as such in the first sentence of this Agreement and any other Person that has become a Limited Partner pursuant to the terms of this Agreement, and (II) who, at any given time, holds an interest in the Partnership.

          6.11 "Partnership Interest" shall mean the ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all distributions and any other benefits to which such Partner may be entitled as provided in this Agreement and the Act, together with the obligations of such Partner to comply with all the provisions of this Agreement and the Act.

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          6.12  "Percentage Interest" shall mean, as of the Agreement Date, the respective total percentage interest(s) held by each Partner as set forth in
Section 7.2 (including all interests held either as a General Partner or as a Limited Partner). Thereafter, the General Partner may adjust the Partners' respective Percentage Interests to reflect each Partner's interest in the Partnership.

          6.13 "Percentage Limited Partnership Interest" shall mean for each Limited Partner a percentage determined by dividing the Percentage Interest of such Limited Partner (excluding any parties of such Percentage Interest attributable to a General Partnership Interest by 100 minus the aggregate Percentage Interest of all General Partners (excluding any portion of such Percentage Interest attributable to any Limited Partnership Interest held by such General Partners).

          6.14 "Person" shall mean any human being, organization, corporation, partnership, joint venture, association, labor organization, legal representative, federal, state or local governmental agency, court authority or other legal entity whatsoever.

          6.15 "Profits" or "Loss" shall mean, for any fiscal year, the net income or net loss, respectively, of the Partnership as reported by the Partnership for federal income tax purposes, except that (i) items of income, gain, loss, and deduction relating to property contributed to the Partnership shall be computed as if the basis of the property to the Partnership at the time of contribution were equal to its Agreed Value on that date (for purposes of this clause (i), the amount of any depreciation, amortization, or other cost recovery deduction allowable for any period with respect to Property contributed to the Partnership shall be an amount that bears the same ratio to the Agreed Value of the Property on the date of contribution as the federal income tax depreciation, amortization, or other cost recovery deduction bears to the adjusted tax basis of the Property on the date of contribution), (ii) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss, and any related expenses not allowed as a deduction pursuant to Code Section 265 shall be subtracted from such taxable income or loss, and (iii) any expenditures of the Partnership described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treas. Reg. Section 1.704-1(b) and not otherwise taken into account under this Section shall be subtracted from such income or loss.

          Profits and Losses shall include, where the context requires, related federal income tax items such as capital gain or loss, tax preferences, investment interest, depreciation, cost recovery, depreciation recapture, and cost recovery recapture. Except as otherwise provided in the regulations issued under Code Section 704(b), such amounts shall be computed without taking into account any basis adjustment resulting from an election under Section 754 of the Code.

          If there has been an adjustment to the Partners' Capital Accounts pursuant to Section 8.1(e) to reflect the unrealized income, gain, loss, or deduction inherent in Partnership property: (I) depreciation, amortization, or other cost recovery deductions with respect to such property for each fiscal year or other period shall equal an amount which bears the same ratio to the fair market value of such property on the date of such adjustment as the federal income tax depreciation, amortization, or other cost recovery deductions for such year or other period bears to the adjusted tax basis of such property on such date; and (II) gain or loss resulting from any

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disposition of such property with respect to which gain or loss is recognized for federal income tax purposes shall be computed under this sentence as if such property had an adjusted basis on the date of such adjustment equal to its fair market value on such date and all subsequent adjustments for depreciation, amortization, or other cost recovery deductions were made in accordance with clause (I) of this sentence.

          The term "Profits" shall mean a net positive amount and the term "Losses" shall mean a net negative amount for the Partnership fiscal year determined after making the adjustments described above.

          6.16 "Property" shall mean all of the Partnership's right, title and interest in and to, and shall include, any real or personal property interests (tangible and intangible) owned by the Partnership.

          6.17 "Transfer" shall mean any sale, transfer, exchange, assignment, pledge, gift, or any contract for the foregoing; any voting trust or other agreement or arrangement respecting the transfer of voting rights or any other beneficial interest in a Partnership Interest.

7.  Capital Contributions and Partnership Interests.

          7.1 In consideration for their interests in the Original Partnership, each Partner has previously contributed $100 to the Original Partnership.

          7.2  On the Agreement Date:

               (a) IGC will contribute or cause to be contributed to the Partnership a 40.65% interest (the "IGC Profits Interest") in HDA's profits now held by Interstate General Properties Limited Partnership S.E. ("IGP"). IGP will retain a 1% interest in HDA's profits and its full 41.65% interest (the "IGC Capital Interest") in HDA's capital. In return, IGC will receive a 60.25% Percentage Interest as a Limited Partner and a 1% Percentage Interest as a General Partner.

               (b) IBC will contribute to the Partnership its entire 26.35% interest (the "IBC Interest") in HDA. In return, IBC will receive a 38.75% Percentage Interest as a Limited Partner.


8.  Capital Accounts.

          8.1  Maintenance of Capital Accounts.

          (a) The Partnership shall maintain a separate Capital Account for each Partner in accordance with this Section 8.1.

          (b) A Partner's Capital Account shall be credited with (i) the amount of any cash contributed to the Partnership by or on behalf of such Partner, (ii) the Agreed Value of any property other than cash contributed to the Partnership by or on behalf of such Partner, (iii) allocations to such Partner of Partnership Profits (or items thereof) pursuant to Section 9.1, (iv) the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner, and (v) any other item required to be credited for proper maintenance of capital accounts by the Treasury regulations under Section 704(b) of the Code.

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          (c)  A Partner's Capital Account shall be debited with (i) the amount of any cash and the fair market value of property other than cash that is distributed to such Partner, all as may be determined in accordance with this Agreement, (ii) allocations to such Partner of Partnership Losses (or items thereof) pursuant to Section 9.1, (iii) the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership, and (iv) any other item required to be debited for proper maintenance of capital accounts by the Treasury regulations under Section 704(b) of the Code.

          (d) If any property other than cash is distributed to a Partner, the Capital Accounts of the Partners shall be adjusted to reflect the manner in which gain or loss that has not previously been reflected in the Capital Accounts would be allocated among the Partners under Section 9.1 if the distributed property had been sold by the Partnership for a price equal to its fair market value on the date of distribution. See Section 8.1(c)(i) for additional adjustments to be made to the distributee Partner's Capital Account.

          (e) The General Partner may, upon the occurrence of one of the events described in Section 8.1(e)(ii), increase or decrease the Capital Accounts of the Partners in accordance with Section 8.1(e)(i) to reflect a revaluation of Partnership property.

               (i) Any adjustments made under this Section 8.1(e) shall reflect the manner in which the unrealized income, gain, loss, or deduction inherent in Partnership property (to the extent that it has not been reflected in the Capital Account previously) would be allocated among the Partners under Section
               9.1 if the Partnership had sold all of its property for its fair market value on the date of adjustment. The adjustments described in this Section 8.1(e)(i) shall be based on the fair market value of Partnership property on the date of adjustment.

               (ii) The General Partner may make the Capital Account adjustments described in this Section 8.1(e) upon the occurrence of the following events: (A) a contribution of money or other property (other than a de minimis amount) to the Partnership by a new or existing Partner as consideration for an interest in the Partnership; (B) a distribution of money or other property (other than a de minimis amount) by the Partnership to a retiring or continuing Partner as consideration for an interest in the Partnership; or (C) the liquidation of the Partnership.

               (iii) The adjustments described in this Section 8.1(e) are intended to comply with Treas. Reg. Section 1.704-1(b)(2)(iv)(f) and shall be interpreted consistently with such regulation to effectuate such intent. See the definition of "Profits and Losses" for special rules for the computation of Profits and Losses in the case of an adjustment under this Section 8.1(e).

          (f) In the event of a permitted transfer of a Partnership Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

          8.2  No Interest on or Right to Withdraw Capital
               Contributions.


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          No interest shall be paid by the Partnership on capital contributions or on the balance in any capital account and no Partner shall have the right to withdraw his capital contribution or to demand or receive a return of his capital contribution.

9.  Profits, Losses, and Tax Allocations.

          9.1  Profits, Losses, and Tax Allocations.

          (a) Allocation of Profits. Except as otherwise provided in the Agreement, items of income and of gain and Profits of the Partnership for each fiscal year shall be determined as of the end of such fiscal year and allocated to the Partners as follows:

               (i) First, if any Limited Partner unexpectedly receives an adjustment, allocation, or distribution of the type contemplated by Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that causes or increases a deficit in such Limited Partner's Capital Account balance, items of Partnership income and gain entering into the computation of Profits and Losses shall be allocated to all such Limited Partners in proportion to such deficits being offset to eliminate such deficits as quickly as possible. It is the intent of the Partners that this Section 9.1(a)(i) constitute a qualified income offset provision under Treas. Reg.
               Section 1.704-1(b)(2)(ii)(d) and be interpreted consistently with such regulation to effectuate such intent.

               (ii) Second, Profits less any items allocated under section 9.1(a)(i) shall be allocated to each General Partner to the extent necessary to offset any previous allocations of Loss to such General Partner pursuant to the last sentence of Section 9.1(b).

               (iii) Third, Profits less any amounts allocated under Sections 9.1(a)(i) and 9.1(a)(ii) shall be allocated to the Partners in proportion to each Partner's Percentage Interest.

          (b) Allocation of Losses. Except as otherwise provided in this Agreement, items of expense, deduction and loss and the Losses of the Partnership for each fiscal year shall be determined as of the end of such fiscal year, and shall be allocated to the Partners in proportion to each Partner's Percentage Interest, provided, however, Losses shall not be allocated to any Limited Partner to the extent such Losses would cause or increase a deficit in such Limited Partner's Capital Account balance. Any Losses that cannot be allocated to a Limited Partner under the preceding sentence (due to the deficit Capital Account balance restrictions) shall be allocated to the General Partner.

          (c) Curative Allocations. The qualified income offset allocations under Section 9.1(a)(i) are intended to comply with certain requirements of the Treasury regulations under Code Section 704(b). Notwithstanding any other provision of this Section 9.1 (other than the qualified income offset allocations), the qualified income offset allocations under Section 9.1(a)(i) shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount to each Partner of such allocations together with such qualified income offset allocations shall be equal to the net amount that would have been allocated to each such Partner if such qualified income offset Allocations had not occurred.
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This Section 9.1(c) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the qualified income offset allocations and shall be interpreted in a manner consistent therewith.

          (d) Tax Allocations. All items of income, gain, loss, and deduction, and all tax preferences, depreciation, accelerated cost recovery system deductions and investment interest and other tax items of the Partnership for each fiscal year (collectively referred to as "Partnership Tax Items") shall be allocated for tax purposes to the Partners in accordance with this Section 9.1(d).

               (i) Except as provided in Sections 9.1(d)(ii) and 9.1(d)(iii), Partnership Tax Items shall be allocated for tax purposes in accordance with the allocations of items of income, gain, loss, deduction, Profits, and Losses under Section 9.1(a) through (c).

               For purposes of the preceding sentence, an allocation to a Partner of a share of Profits or Losses shall be treated as an allocation to such Partner of the same share of each Partnership Tax Item that is taken into account in computing such Profits or Losses.

               (ii) Gain or loss upon sale or other disposition of any property contributed to the Partnership or any depreciation, amortization, or other cost recovery deduction allowable with respect to the basis of property contributed to the Partnership shall be allocated for tax purposes among the contributing and non-contributing Partners so as to take into account the difference between the adjusted tax basis and the Agreed Value of the property on the date of its contribution to the extent permitted by Treas. Reg. Section 1.704-3 or such superseding regulations as may be promulgated in accordance with Section 704(c) of the Code. In making allocations pursuant to the preceding sentence, the General Partner is authorized to apply any method or convention required or permitted by Section 704(c) of the Code; provided, however, that the General Partner shall select such method or convention as, in its opinion, will take such variation fully into account and that will permit interests in the Partnership to be publicly traded at some future time (taking into account the need for publicly traded interests to be fungible).

               (iii) Except as provided in Section 9.1(d)(ii), if there has been an adjustment to the Partners' Capital Accounts pursuant to
               Section 9.1(e) to reflect the unrealized income, gain, loss, or deduction inherent in Partnership property, Partnership Tax Items with respect to such property shall be allocated to the Partners for tax purposes so as to take into account the difference between the adjusted tax basis of such property and the value at which it is reflected in the Partners' Capital Accounts in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Partnership are taken into account in determining the Partners' allocations of Partnership Tax Items under Section 9.1(d)(ii), including the requirement that the General Partner shall select such method or convention as, in its opinion, will take such variation fully into account and that will permit interests in

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               the Partnership to be publicly traded at some future time
               (taking into account the need for publicly traded interests to be fungible).

               (iv) In implementing the election under Section 754 of the Code, the General Partner shall select such methods or conventions that are required or permitted under the Code that will properly reflect each Partner's interest in the Partnership and that will permit interests in the Partnership to be publicly traded at some future time (taking into account the need for publicly traded interests to be fungible).

               (v) In the event of any changes in any Partner's Partnership Interest during the fiscal year, then for purposes of this
               Section 9, the General Partner shall take into account the requirements of Code Section 706(d) and shall have the right to select any method or convention of determining the varying interests of the Partners during the year which satisfies Code
               Section 706(d) and that will permit interests in the Partnership to be publicly traded at some future time (taking into account the need for publicly traded interests to be fungible).

          9.2 Allocation Savings Provision. The allocation method set forth in this Section 9 is intended to allocate Profits and Losses (and items thereof) to the Partners for federal income tax purposes in accordance with their economic interests in the Partnership and to permit interests in the Partnership to be publicly traded at some future time (taking into account the need for publicly traded interests to be fungible), while complying with the requirements of the Code, including Section 704 and the Treasury Regulations promulgated thereunder. If in the opinion of the General Partner, the allocation of Profits or Losses (or items thereof) pursuant to the provisions of this Section 9 will not (1) satisfy the requirements of Code Section 704 or the Treasury Regulations thereunder, (2) comply with any other provisions of the Code or Treasury Regulations, (3) permit the interests of the Partnership to be publicly traded at some future time (taking into account the need for publicly traded interests to be fungible), or (4) properly take into account each Partner's interest in the Partnership, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 9, Profits and Losses (or items thereof) shall be allocated in such manner as the General Partner in its sole and unrestricted discretion determines to be required so as to reflect properly items (1), (2), (3), or (4) of this sentence, as the case may be, and the General Partner shall have the right to amend this Agreement without action by the Partners to reflect any such change in the method of allocating Profits and Losses (or items thereof).

10.  Distributions.

          10.1 Distributions. Distributions in cash or in kind may be made in the discretion of the General Partner. Except with respect to the LDA Receivable (as defined in Section 10.3) or except as provided in Section 17.2, all such distributions shall be made in proportion to Partners' Percentage Interests. Distributions in kind shall be treated as provided in Section 17.3 as if such distribution were made pursuant to a liquidation.

          10.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Partnership or the Partners shall be treated as amounts distributed to the Partners pursuant to this Section 10 for all purposes under this Agreement. The General Partner may allocate any such amounts among the Partners in any manner that is in accordance with applicable law.

          10.3 Distribution of LDA Receivable. The LDA Receivable shall be distributed exclusively to the Limited Partners ratably in proportion to each Limited Partner's respective Percentage Limited Partnership Interest. For purposes of this Agreement the term "LDA Receivable" shall mean an approximately $13.2 million note receivable ($11.9 million principal plus $1.3 million in accrued and unpaid interest) payable by Land Development Associates S.E. to HDA.

11.  Withdrawals and Transfers of Partnership Interests.

          11.1 General Partners.

          (a)  Withdrawal or Transfer.


               (i) A General Partner may not voluntarily withdraw from the Partnership or make a Transfer of its Partnership Interest as a General Partner unless:

               (A) In the case of a Transfer, the transferee of such Partnership Interest provides written confirmation of its agreement to purchase or succeed to such Partnership Interest as a General Partner, to be bound by the terms and provisions of this Agreement, and to accept the responsibility for the management and control of the Partnership as a substitute General Partner; and

               (B) All the Limited Partners consent to such withdrawal or Transfer and to the admission of the proposed successor General Partner as a substitute General Partner.

               (ii) Upon the occurrence of the foregoing conditions specified in subsection 11.1(a)(i) of this Agreement, the General Partner may withdraw from the Partnership effective on at least thirty
               (30) days' advance written notice to the other Partners, such withdrawal to take effect on the date specified in such notice, provided that such withdrawal shall take effect immediately after the transferee or successor General Partner, if any, has been admitted to the Partnership as a substitute General Partner. The General Partner shall have no liability to the Partnership or the other Partners on account of any withdrawal in accordance with the terms of this Section 11.1(a).

          (b) Limitations on Withdrawal of the General Partner and Election of a Successor General Partner. Notwithstanding the provisions of Section 11.1(a), a General Partner may not voluntarily withdraw from the Partnership or make a Transfer of its Partnership Interest pursuant to Section 11.1(a) to the extent that the action in question (i) would cause the loss of limited liability of the Limited Partners under this Agreement, (ii) would cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes, or (iii) would result in the termination of the Partnership within the meaning of section 708(b) of the Code. The remaining and successor General Partners, as a group, shall have a continuing interest of at least one percent (1%) in each material item of Partnership income, gain, loss, deduction, or credit.

          (c) Admission of a Successor General Partner. A successor General Partner or the transferee of all or any portion of the Partnership Interest of a General Partner pursuant to Section 11.1(a) shall be admitted to the Partnership as a General Partner (in the place, in whole or in part, of the transferor or former General Partner), effective as of the date that an amendment to this Agreement, adding the name of such successor General Partner and other required information, is recorded pursuant to the Act (which admission, in the event the successor General Partner is in the place in whole of the transferor or former General Partner, shall be immediately prior to the withdrawal of such transferor or former General Partner), and upon receipt by the Partnership of all of the following:

               (i) the successor General Partner's acceptance of, and agreement to be bound by, all of the terms and provisions of this Agreement, in form and substance satisfactory to the Partnership;

               (ii) evidence of the authority of such successor General Partner to become a General Partner and to be bound by all of the terms and conditions of this Agreement;

               (iii) the written agreement of the successor General Partner to continue the business of the Partnership in accordance with the terms and provisions of this Agreement; and

               (iv) such other documents or instruments as may be required in order to effect the admission of the successor General partner as a General Partner under this Agreement.

          (d) Admission of Additional General Partner. An additional General Partner can be admitted with the consent of the existing General Partner and upon the terms and conditions set by the existing General Partner, including satisfaction of all of the requirements set forth in Section 11.1(c) for the admission of a successor General Partner.

          (e) Amendment of Agreement and Certificate of Limited Partnership. This Agreement and the certificate of limited partnership of the Partnership shall be amended to reflect the withdrawal or succession of a General Partner or the admission of a new General Partner.

          11.2  Transfers of Interests by Limited Partners.

          (a) A Limited Partner may Transfer all or a portion of its Partnership Interest subject to the written consent of the General Partner which may be granted or withheld at the sole discretion of the General Partner, and subject to the satisfaction of the following conditions:

               (i) Each Transfer shall be effective as of the day on which the General Partner consents in writing to such Transfer;

               (ii) No Transfer shall be made unless, in the opinion of the General Partner, such Transfer will not result in the termination of the Partnership for purposes of the then applicable provisions of the Code;

               (iii) No Transfer shall be made unless, in the opinion of the General Partner, such Transfer will not jeopardize any license or any application therefor held by the Partnership; and

               (iv) No Transfer shall be made unless, in the opinion of the General Partner, registration is not required under applicable general and state securities laws with respect thereto or as a result thereof.

               (b) Any Transfer pursuant to the terms hereof (including obtaining the written consent of the General Partner and satisfaction of all of the conditions set forth in Section 11.2(a)) shall confer upon the transferee the right to become a substitute Limited Partner. Unless a transferee becomes a substitute Limited Partner, such transferee shall have no right to participate in the management or administration of the Partnership's business or affairs, or to require any information or account of Partnership transactions, or to inspect the Partnership's books and records. A transferee who does not become a substitute Limited Partner shall only be entitled to receive the share of distributions, income, and losses to which the transferring Limited Partner would otherwise be entitled.

12.  Tax Elections.

          12.1 The Partnership shall elect, pursuant to Section 754 of the Code, to adjust the basis of the Partnership's property with respect to an assignment of all or part of a Partnership Interest by sale or exchange or on death of a Partner. The General Partner shall implement the election under
Section 754, and make any resulting adjustments to basis in accordance with section 9.1(d)(iv). Upon request of the General Partner, each Partner shall, at its own expense, within thirty (30) days of such request, furnish to the Partnership such information as is reasonably necessary to accomplish the adjustments in basis provided for under the Section 754 election.
          12.2 The General Partner shall cause the Partnership to make or revoke all other tax elections provided for under the Code. Each Partner who transfers all or any portion of its Partnership Interest shall furnish the Partnership with all information required to enable the Partnership to fulfill any federal income tax reporting requirements imposed with respect to such transfer.

13.  Management and Operation of Business.

          13.1  The initial General Partner of the Partnership shall be IGC.

          13.2 Except as otherwise expressly limited, restricted or prohibited, the General Partner shall have and may exercise on behalf of the Partnership all rights necessary, proper, convenient or advisable to effectuate and carry out the purpose, business and objectives of the Partnership. Such powers shall include, without limitation, the power to:

          (a)  acquire, hold, construct, lease and dispose of assets;

          (b) create, by grant or otherwise, easements and servitudes relating to the Partnership's property;

          (c) employ and dismiss from employment any and all employees, agents, independent contractors, real estate managers, brokers, attorneys, and accountants;

          (d) let or lease all or any portion of any Partnership property for any purpose and whether or not the portion so leased is to be occupied by the lessee, or, in turn, subleased in whole or in part to others;

          (e) construct, alter, improve, repair, raze, replace, or rebuild any property;

          (f) obtain replacements of any mortgage or mortgages related in any way to the property owned by the Partnership, and to repay in whole or in part, refinance, recast, modify, consolidate, or extend any mortgages affecting any such property;

          (g) take such action on behalf of the Partnership as may be necessary to acquire real or personal property for the Partnership as the Partners deem advisable or beneficial to the purposes and goals of the Partnership;

          (h) sell or exchange Partnership property; provided, however, that the sale of all or substantially all of the assets of the Partnership may be authorized only in accordance with the terms of Section 14 hereof;

          (i) be reimbursed for all expenses incurred in conducting and in furtherance of the Partnership business, for all taxes paid by the General Partner in connection with the Partnership business and on behalf of the Partnership, and for all costs associated with the development, organization, and initial operation of the Partnership;

          (j) do any and all of the foregoing at such a price, rental or amount, for cash, securities, or other property and upon those terms as the General Partner deems proper;

          (k) deposit Partnership funds in an account or accounts to be established from time to time in such financial institutions (including any state or federally chartered bank or savings and loan association), and shall be authorized to withdraw and shall authorize the withdrawal of those funds;

          (l) place record title to any property in the name of the Partnership or in the name of a nominee or trustee for the purpose of mortgage financing or any other convenience or benefit of the Partnership;

          (m)  institute and defend actions at law or in equity;

          (n) keep, or cause to be kept, full and accurate records of all transactions of the Partnership;

          (o) cause to be prepared and thereafter timely file (including any applicable extensions), all tax returns and reports for the Partnership and, in connection therewith, make any elections that the Partners deem advisable, including but not limited to the election referred to in Section 754 of the Code, and act as "tax matters partner" for the Partnership within the meaning of Sections 6221 through 6232 of the Code; and

          (p) execute, acknowledge, and deliver any and all instruments to effectuate any and all of the foregoing.

          13.3 Anything in this Agreement to the contrary notwithstanding, the General Partner shall not cause or permit the Partnership to take any of the following actions without the written agreement of the Partners:

          (a) incur or assume any indebtedness other than indebtedness incurred in the ordinary course of business;

          (b) create or incur any lien upon the Partnership's assets other than trade debt incurred in the ordinary course of business;

          (c) guarantee or otherwise in any way become responsible for the obligations or indebtedness of any other person.

          13.4 Notwithstanding anything contained in Section 13.3 hereof to the contrary, the General Partner shall be authorized to engage the management services of any Person or Persons (provided such Person or Persons have the requisite skill and ability), subject to the oversight and control of the Partnership.

          13.5 In addition to other acts expressly prohibited or restricted herein or by law, the General Partner shall be expressly prohibited from the following:

          (a)  doing any act in contravention of this  Agreement;

          (b) doing any act which, to the best of its present knowledge, would make it impossible to carry on the ordinary business of the Partnership;

          (c) confessing a judgment against the Partnership in connection with any threatened or pending legal action;

          (d) possessing or in any manner dealing with the assets of the Partnership or assigning the rights of the Partnership in the assets of the Partnership for other than Partnership purposes;

          (e) commingling the funds of the Partnership with the funds of any other Person; and

          (f) entering into any transaction on terms no less favorable to the Partnership than would otherwise be obtained by two disinterested parties on an arms-length basis.

14.  Sale of All or Substantially All of the Assets of the Partnership.

          The Partnership may not sell, mortgage, pledge, encumber or dispose of any substantial Partnership asset or property, or any substantial portion of any Partnership asset or property without the prior written consent of all of the Partners.

 15.  Reserves.

          In addition to the specific long term Cash Reserves provided for in
Section 6.7, the General Partner may cause the Partnership to create such short term reserves or running cash balances for such purposes as it determines to be in the best interests of the Partnership.

16.  Dissolution of the Partnership.

          The Partnership shall be dissolved and terminated and its business wound up on the occurrence of any one of the following events:

          (a) the filing by, on behalf of, or against the Partnership of any petition or pleading, voluntary or involuntary, to declare it bankrupt under any bankruptcy law or act, or the commencement in any court of any proceeding, voluntary or involuntary, to declare it insolvent or unable to pay its debts, or the appointment by any court or supervisory authority of a receiver, trustee or other custodian of the Property, assets or business of the Partnership or the assignment by the Partnership of all or any part of its Property or assets for the benefit of creditors if any said action, proceeding or appointment is not dismissed, vacated or otherwise terminated within thirty
               (30) days of its commencement; and

          (b) any other event resulting in the dissolution or termination of the Partnership under the laws of the Commonwealth of Virginia.

17.  Distribution Upon Dissolution.

          17.1 Negative Capital Account. Upon the dissolution of the Partnership, any General Partner who has a negative balance in his Capital Account, as determined after taking into account all Capital Account adjustments for the Partnership fiscal year during which such dissolution occurs, shall be obligated to contribute to the Partnership by the end of such fiscal year (or, if later, within 90 days after the date of such dissolution) an amount such that the balance in his Capital Account is zero, and such contributed amount is to be applied and distributed as provided in Section
17.2. The General Partner's obligation to make a contribution with respect to a negative Capital Account balance under the preceding sentence shall not apply to benefit creditors with respect to nonrecourse obligations of the Partnership. No Limited Partner shall have any obligation to pay any amount to the Partnership on account of a negative Capital Account balance.

          17.2 Dissolution and Liquidation. Unless the business of the Partnership is continued, upon the dissolution of the Partnership, the General Partner or the Persons required by law to wind up the Partnership's affairs shall liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation as follows, unless otherwise required by law:

          (a) First, to payment of debts and liabilities of the Partnership and the expenses of winding up;

          (b) Second, to the setting up of reasonable reserves for any contingent liabilities or obligations of the Partnership, provided that any such reserves shall be held for such period as the General Partner or other Persons so distributing shall deem advisable for the purpose of disbursing such reserves in payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided;

          (c) Third, to the Partners in accordance with their positive Capital Account balances, as adjusted pursuant to Section 9.1 for all Partnership operations up to and including such liquidation.

          (d) Fourth, any additional amounts shall be distributed in proportion to the Partners' respective Percentage Interests.

          17.3 Distributions in Kind. If the General Partner or the Persons required by law to wind up the Partnership's affairs shall determine that a portion of the Partnership's assets should be distributed in kind to the Partners, the General Partner or such Persons, as the case may be, shall obtain an appraisal as of a date reasonably close to the date of liquidation. The Capital Accounts shall be adjusted as provided in Section 8.1(d) to reflect each Partner's share of the unrealized appreciation (or loss) with respect to any such assets distributed in kind and the distribution of any such assets (or portions thereof as tenants in common) in kind to a Partner shall be considered a distribution of an amount equal to the assets' appraised fair market value (or portions thereof) for purposes of Section 8.1(c)(i).

          17.4 A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities.

          17.5 By no later than one hundred twenty (120) days after the dissolution and termination of the Partnership, each of the Partners shall be furnished with statements similar, so far as may be practicable, to those set forth in Section 18.2 of this Agreement prepared by the certified public accountant or bookkeeper for the Partnership as of and for the period ending with the date of complete liquidation.

18.  Books of Account, Records and Reports.

          18.1 Proper and complete records and books of account shall be kept by the General Partner in which shall be entered fully and accurately all transactions and such other matters relating to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of a like character. The books and records shall at all times be maintained at the business office of the Partnership, and shall be open to the reasonable inspection and examination of any Partner or its duly authorized representatives during reasonable business hours.

          18.2 Within ninety (90) days after the end of each Fiscal Year of the Partnership, the General Partner shall send to each Person who was a Partner at any time during such year such tax information, including, without limitation, Federal Tax Schedule K-1, as shall be reasonably necessary for the preparation by such Person of its federal income tax return. This period shall be automatically extended by the period of any delay beyond the control of the General Partner resulting from the failure of a third party to provide required tax information to the Partnership in a timely manner.

19.  Notices.

          All notices under this Agreement shall be in writing and shall be deemed to have been given when delivered personally, or mailed by certified or registered mail, postage prepaid, return receipt requested. Notices to the Partnership shall be delivered at, or mailed to, its principal office. Notices to a Partner shall be delivered to such Partner, or mailed to the last address furnished by it for such purposes to the General Partner. Each Partner shall give notice of a change of address to the Partnership in the manner provided in this Section.

20.  Amendments.

          This Agreement may be amended upon the written consent of all the Partners.

21.  Meetings, Consents and Voting.

         A meeting of the Partnership to consider any matter with respect to which the Partners may vote as set forth in this Agreement may be called by any Partner. Upon receipt of a notice requesting a meeting by such Partner and stating the purpose of the meeting, the General Partner shall, within ten (10) days thereafter, give notice of a meeting of the Partnership to be held at a time and place convenient to the Partners as determined by written agreement of the Partners on a date not earlier than fifteen (15) days nor later than sixty
(60) days after receipt by the General Partner of the notice requesting a meeting. The notice of the meeting shall set forth the time, date, location and purpose of the meeting.

22.  Additional Documents.

          Each party hereto agrees to execute and acknowledge all documents and writings which the Partners may deem necessary or expedient in the creation of this Partnership and the achievement of its purposes.

23.  Survival of Rights.

          Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

24.  Interpretation and Governing Law.

          When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural, and vice versa, the masculine gender shall include the neuter or female gender, and "or" is used in the inclusive sense. Headings or titles contained herein are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or any particular Section hereof. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without giving regard to the conflict of law provisions thereof.

25.  Severability.

         If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision, sentence, phrase or word to persons or circumstance, other than those as to which it is held invalid, shall not be affected thereby.

26.  Agreement in Counterparts.

          This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signatures of each of the Partners to one of such counterpart signature pages;

all of such signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

27.  Third Parties.

          The agreements, covenants and representations contained herein are for the benefit of the parties hereto inter se and are not for the benefit of any third parties including, without limitations, any creditors of the Partnership.

28.  Prior Agreements.

          This Agreement shall in all respects replace and supersede the Amended and Restated Partnership Agreement as and from the date first above written.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                              GENERAL PARTNER:

                              INTERSTATE GENERAL COMPANY L.P., a
                              Delaware limited partnership

                              By:  Interstate General
                                   Management Corporation,
                                   its managing general
                                   partner

                              By:  /s/ Donald G. Blakeman
                                   ----------------------------------
                                   Title:  Executive Vice President


                              LIMITED PARTNERS:

                              INTERSTATE GENERAL COMPANY L.P., a
                              Delaware limited partnership

                              By:  Interstate General
                                   Management Corporation,
                                   its managing general
                                   partner

                              By:  /s/ Donald G. Blakeman
                                   ----------------------------------
                                   Title:  Executive Vice President


                              INTERSTATE BUSINESS CORPORATION, a
                              Delaware corporation

                              By:  /s/ Gretchen Gronau
                                   ----------------------------------
                                   Title:  Assistant Treasurer